NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES, BUT ANY PLEDGEE SHALL BE SUBJECT TO THE REQUIREMENTS SET FORTH IN THIS WARRANT AS A HOLDER.

                          COMMON STOCK PURCHASE WARRANT

                  To Purchase 250,000 Shares of Common Stock of

                          Altair Nanotechnologies Inc.

Warrant No. 1

                  THIS COMMON STOCK PURCHASE WARRANT CERTIFIES that, for value received, Maxim Group LLC (the "Holder"), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after February 15, 2005 (the "Initial Exercise Date") and on or prior to the close of business on the fourth anniversary of the Initial Exercise Date (the "Termination Date") but not thereafter, to subscribe for and purchase from Altair Nanotechnologies Inc., a corporation incorporated in Canada (the "Company"), up to Two Hundred Fifty Thousand (250,000) shares (the "Warrant Shares") of Common Stock, of the Company (the "Common Stock"). The purchase price of one share of Common Stock (the "Exercise Price") under this Warrant shall be $5.265, subject to adjustment hereunder. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the "Purchase Agreement"), dated February 14, 2005, between the Company and the Purchasers signatory thereto.

         1. Title to Warrant. Prior to the Termination Date and subject to compliance with applicable laws and Sections 7 and 15 of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part (but if in part, not in amounts less than the right to purchase 10,000 Warrant Shares), at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed, provided that any such transferee is an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act. Prior to any transfer, the transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company. Notwithstanding anything to the contrary contained herein, no Holder may assign this Warrant or any of its rights hereunder to a competitor or potential competitor of the Company.

         2. Authorization of Warrant Shares. The Company represents and warrants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue or income taxes, if any, payable by the Holder).

         3. Exercise of Warrant.

                           (a) Exercise of the purchase rights represented by this Warrant may be made at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed original or facsimile copy of the Notice of Exercise Form annexed hereto (or such other office or agency of the Company as the Company may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company) together with payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer to an account designated by the Company or cashier's check drawn on a United States bank; provided, however, that within 3 Trading Days after the date such Notice of Exercise is delivered to the Company, the Holder shall surrender this Warrant to the Company. Certificates for shares purchased hereunder shall be delivered to the Holder within 5 Trading Days after the date on which the Notice of Exercise shall have been delivered by original or facsimile copy and payment of the aggregate Exercise Price shall have been received by the Company as set forth above ("Warrant Share Delivery Date"); provided, however, that in the event the Warrant is not surrendered by the Holder and received by the Company within 4 Trading Days after the date on which the aggregate exercise price shall have been paid and the Notice of Exercise shall be delivered by facsimile copy, the Warrant Share Delivery Date shall be extended to the extent such 4 Trading Day period is exceeded. This Warrant shall be deemed to have been exercised on the date the Notice of Exercise is delivered to the Company and the aggregate Exercise Price shall have been paid. The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 5 prior to the issuance of such shares, have been paid. If the Company fails to deliver to the Holder a certificate or certificates representing the Warrant Shares pursuant to this Section 3(a) by the 2nd Trading Day following the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise. In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder a certificate or certificates representing the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a "Buy-In"), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

                  (b) If this Warrant shall have been exercised in part, the Company shall promptly deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

                  (c) The Company shall not effect any exercise of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 3(a) or otherwise, to the extent that after giving effect to such issuance after exercise, the Holder (together with the Holder's affiliates), as set forth on the applicable Notice of Exercise, would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such issuance. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant or any other warrant or Capital Shares Equivalents beneficially owned by the Holder or any of its affiliates and (B) payment by the Company in shares of Common Stock of the principal of, or interest on, any debentures held by the Holder or its affiliates, and (ii) dividends on any securities, or exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 3(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. (To the extent that the limitation contained in this Section 3(c) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder, together with any of its Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of such Holder, and the submission of a Notice of Exercise shall be deemed to be such Holder's determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder, together with any of its Affiliates) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation.) To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Exercise that such Notice of Exercise has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section 3(c), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in the most recent of the following: (x) the Company's Form 10-Q or Form 10-K, as the case may be, (y) a public announcement by the Company or (z) any other notice by the Company or the Company's Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The provisions of this Section 3(c) may be waived by the Holder upon, at the election of the Holder, not less than 61 days' prior notice to the Company, and the provisions of this Section 3(c) shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver).


         4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

         5. Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

         6. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

         7. Transfer, Division and Combination.

                  (a) Subject to compliance with any applicable securities laws and the conditions set forth in Sections 1 and 7(e) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its duly authorized agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.

                  (b) This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its duly authorized agent or attorney; provided, however, that Warrants to purchase less than 10,000 Warrant Shares need not be issued (except that on one occasion the holder may request that a Warrant to purchase 5,000 Warrant Shares be issued) unless the total number of Warrant Shares for which the Warrant may be exercised is less than 10,000 Warrant Shares (or 5,000 Warrant Shares, if applicable), in which case a Warrant to purchase that number of remaining Warrant Shares may be issued. Subject to compliance with Section 7(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

                  (c) The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 7.

                  (d) The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

                  (e) If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions and shall be reasonably satisfactory to the Company) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act.

         8. No Rights as Shareholder until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price and all applicable taxes, if any, the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment. The Company shall be entitled to treat the Holder of the Warrant as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith.

         9. Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

         10. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

         11. Adjustments of Exercise Price and Number of Warrant Shares.

                  The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company, at any time while the Warrant is outstanding, shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to all holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of

         Common Stock into a greater number of shares, (iii) combine (including by way of reverse stock split) its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company that are purchasable pursuant hereto immediately after such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

         12.   Reorganization,   Reclassification,   Merger,   Consolidation  or
Disposition of Assets.

                  (a) In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in, or distribution with respect to, the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all of its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of all or substantially all of its assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder shall have the right thereafter to receive upon exercise of this Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of Warrant Shares for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 12. For purposes of this Section 12, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 12 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

                  (b) Notwithstanding anything to the contrary herein contained, in the event of a transaction contemplated by Section 12(a) or similar transaction in which the surviving, continuing, successor, or purchasing person, corporation or entity demands that all outstanding Warrants be extinguished prior to the closing date of the contemplated transaction, the Company shall give prior notice (the "Merger Notice") thereof to the Holders advising them of such transaction. The Holders shall have ten calendar days after the date of the Merger Notice to elect to (i) exercise the Warrants in the manner provided herein, (ii) receive from the surviving, continuing, successor, or purchasing corporation the same consideration receivable by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such consolidation, merger, sale, or purchase reduced by such amount of the consideration as has a market value equal to the Exercise Price, as determined by the Board of Directors of the Company, whose determination shall be conclusive and binding, or (iii) receive cash equal to the value of this Warrant as determined in accordance with the Black-Scholes option pricing formula using the method agreed upon among the parties at the Closing. If any Holder fails to timely notify the Company of its election, the Holder shall be deemed for all purposes to have elected the option set forth in (ii) above. Any amounts receivable by a Holder who has elected the option set forth in (ii) above shall be payable at the same time as amounts payable to stockholders in connection with any such transactions.

         13. Voluntary Adjustment by the Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

         14. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall give notice thereof to the Holder, which notice shall state the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

         15. REGISTRATION UNDER THE SECURITIES ACT.

                  (a) Demand Registration.

                           (i) Right to Demand Registration.  At one time during
the term of this Warrant, the Holder shall have the right to request in writing that the Company register all (but not less than all) of the Holders' Warrant Shares (a "Request") (which Request shall specify the amount of Warrant Shares intended to be disposed of by the Holder and the intended method of disposition thereof) by filing with the SEC a Demand Registration Statement (defined below). The Company shall, as expeditiously as possible following a Request, use its best efforts to cause to be filed with the SEC a registration statement (a "Demand Registration Statement") providing for the registration under the Securities Act of the Warrant Shares which the Company has been so requested to register by the Holder, to the extent necessary to permit the disposition of such Warrant Shares so to be registered in accordance with the intended methods of disposition thereof specified in such Request (including, without limitation, by means of a shelf registration pursuant to Rule 415 under the Securities Act (a "Shelf Registration") if so requested and if the Company is then eligible to use such a registration). The Company shall use its best efforts to have such Demand Registration Statement declared effective by the SEC as soon as practicable thereafter and to keep such Demand Registration Statement continuously effective (except in the case of a shelf registration statement) for the earlier of (A) nine (9) months and (B) such time as all Warrant Shares covered by such Demand Registration Statement have been sold, but in any event at least 90 days.

                           A Request may be withdrawn prior to the filing of the
Demand Registration Statement by the Holder (a "Withdrawn Request") and a Demand Registration Statement may be withdrawn prior to the effectiveness thereof by the Holder (a "Withdrawn Demand Registration"), and such withdrawal shall be treated as a Demand Registration which shall have been effected pursuant to this
Section 15(a), unless the Holder reimburses the Company for its reasonable out-of-pocket expenses incident to performance of or compliance with this agreement by the Company ("Registration Expenses") relating to the preparation and filing of such Demand Registration Statement (to the extent actually incurred); provided; however, that if a Withdrawn Request or Withdrawn Registration Statement is made (A) because of a material adverse change in the business, financial condition or prospects of the Company then such withdrawal shall not be treated as a Demand Registration effected pursuant to this Section 15(a), and the Company shall pay all Registration Expenses in connection therewith. The Holder may, at any time prior to the effective date of the Demand Registration Statement (and for any reason) revoke such request by delivering written notice to the Company revoking such requested inclusion.


                           In no event  shall the  Company be required to effect
more than one (1) registration pursuant to this Section 15(a). The registration rights granted pursuant to the provisions of this Section 15(a) shall be in addition to the registration rights granted pursuant to the provisions of
Section 15 (b) hereof.

                           (ii) Registration of Other  Securities.  Whenever the
Company shall effect a Demand Registration, other than Warrant Shares, no securities in excess of 250,000 shares of common stock shall be covered by such registration unless the Holder shall have consented in writing to the inclusion of such other securities.

                           (iii) Effective Registration  Statement;  Suspension.
Except as otherwise set forth in this Warrant, a Demand Registration Statement shall not be deemed to have become effective (and the related registration will not be deemed to have been effected) (A) unless it has been declared effective by the SEC and remains effective in compliance with the provisions of the Securities Act with respect to the disposition of all Warrant Shares covered by such Demand Registration Statement for the time period specified in this Section 15 or (B) if the offering of any Warrant Shares pursuant to such Demand Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court.

                           (iv) Registration Statement Form. Registrations under
this Section 15(a) shall be on such appropriate registration form of the SEC (A) as shall be selected by the Company and (B) which shall be available for the sale of the Warrant Shares in accordance with the intended method or methods of disposition specified in the requests for registration. The Company agrees to include in any such Registration Statement all information concerning the Holder which the Holder, upon advice of counsel, shall reasonably request.

         (b) Incidental Registration. If the Company at any time or from time to time during the term of this Warrant proposes to register any of its securities under the Securities Act (other than in a registration on Form S-4 or S-8 or any successor form to such forms and other than pursuant to Section 15(a)) whether or not pursuant to registration rights granted to other holders of its securities and whether or not for sale for its own account, the Company shall deliver prompt written notice (which notice shall be given at least 30 days prior to such proposed registration) to the Holder of its intention to undertake such registration, describing in reasonable detail the proposed registration and distribution (including the anticipated range of the proposed offering price, the class and number of securities proposed to be registered and the distribution arrangements) and of the Holders' right to participate in such registration under this Section 15(b) as hereinafter provided. Subject to the other provisions of this paragraph 15(b), upon the written request of the Holder made within 20 days after the receipt of such written notice (which request shall specify the amount of securities to be registered and the intended method of disposition thereof), the Company shall effect the registration under the Securities Act of all Warrant Shares requested by the Holder to be so registered (an "Incidental Registration"), to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Warrant Shares so to be registered, by inclusion of such Warrant Shares in the Registration Statement which covers the securities which the Company proposes to register and shall cause such Registration Statement to become and remain effective (except in the case of a shelf registration statement) for the earlier of (A) nine (9) months and (B) the date all Warrant Shares covered by such Registration Statement are sold, but in any event at least 90 days. The Holder may, at any time prior to the effective date of the Incidental Registration Statement (and for any reason), revoke such request by delivering written notice to the Company revoking such requested inclusion.

         If at any time after giving written notice of its intention to register any securities and prior to the effective date of the Incidental Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to the Holder and, thereupon, (A) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Warrant Shares in connection with such registration (but not from its obligation to pay the Registration Expenses incurred in connection therewith), without prejudice, however, to the rights of the Holder to cause such registration to be effected as a registration under Section 15(a), and (B) in the case of a determination to delay such registration, the Company shall be permitted to delay the registration of the Warrant Shares for the same period as the delay in registering such other securities; provided, however, that if such delay shall extend beyond 120 days from the date the Company received a request to include Warrant Shares in such Incidental Registration, then the Company shall again give the Holder the opportunity to participate therein and shall follow the notification procedures set forth in the preceding paragraph. There is no limitation on the number of such Incidental Registrations pursuant to this
Section 15(b) which the Company is obligated to effect.

         In connection with any offering involving an underwriting of shares of the Company's capital stock pursuant to this Section 15(b), the Company shall not be required to include any of the Warrant Shares securities in such underwriting unless the Holder accepts the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters determine in their reasonable discretion will not jeopardize the success of the offering by the Company. If the total number of securities, including Warrant Shares, requested by stockholders to be included in such offering exceeds the amount of securities to be sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Warrant Shares, which the underwriters and the Company determine in their sole discretion will not jeopardize the success of the offering. The Company shall include in such registration, to the extent of the number which the Company is so advised may be included in such offering without such effect, (i) in the case of a registration initiated by the Company, (A) first, the securities that the Company proposes to register for its own account, (B) second, the Warrant Shares requested to be included in such registration by the Holder, and (C) third, other securities of the Company to be registered on behalf of any other Person, and (ii) in the case of a registration initiated by a Person other than the Company, (A) first, the securities requested to be included in such registration by the Persons initiating such registration, (B) second, the Warrant Shares requested to be included in such registration by the Holder; (C) third, the securities that the Company proposes to register for its own account, and (D) fourth, other securities of the Company to be registered on behalf of any other Person

         The  registration  rights  granted  pursuant to the  provisions of this
Section 15(b) shall be in addition to the registration rights granted pursuant to the other provisions of Section 15(a) hereof.

                  (c) Certain Limitations.

                           (i)  Furnish  Information.  It shall  be a  condition
precedent  to the  obligations  of the  Company to take any action  pursuant  to
Section 15 with respect to the Warrant Shares of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Warrant Shares held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder's Warrant Shares.

                           (ii) Nontransferability of Rights. In the event, this
Warrant is subdivided into one or more Warrants, only a Holder of a Warrant relating to more than 50% of the Warrants Shares initially subject to Warrant No. 1 of this Warrant shall succeed to the rights and obligations under this
Section 15.  Notwithstanding  anything  in this  Warrant to the  contrary,  this
Section 15 shall be omitted from any replacement or substitute Warrant that does not relate to at least 50% of the number of Warrant Shares initially subject to Warrant Certificate No. 1 of this Warrant.

                           (iii)  Confidentiality   Requirement.  The  Company's
obligations under Section 15(b) shall be subject to the Holder's prior execution of a confidentiality agreement in form and substance reasonably acceptable to the Company to keep confidential the fact of the proposed registration, and not to enter into any agreements with respect to the purchase or sale of securities of the Company, until the Company has publicly announced the details related to such registration (or determined not to proceed with such registration).

         16. Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Principal Market upon which the Common Stock may be listed.

         Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will
(a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

         Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

17.      Miscellaneous.

                  (a) Governing Law; Venue; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, borough of Manhattan (the "New York Courts"). Each party hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that the New York Courts are an improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereto hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant or the transactions contemplated thereby. If either party shall commence an action or proceeding to enforce any provisions of this Warrant, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

                  (b) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

                  (c) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date.

                  (d) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

                  (e) Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant or purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

                  (f) Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                  (g) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder; provided, however, that the Holder may not assign its rights to a competitor or potential competitor of the Company. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

                  (h) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

                  (i) Severability. If any provision of this Warrant is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

                  (j) Construction. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Warrant will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                  (k) Interpretation. Unless the context otherwise requires, the terms defined in this Section 17 shall have the meanings herein specified for all purposes of this Warrant, applicable to both the singular and plural forms of any of the terms defined herein. When a reference is made in this Warrant to a Section, such reference shall be to a Section of this Warrant unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Warrant, they shall be deemed to be followed by the words "without limitation." The use of any gender herein shall be deemed to include the neuter, masculine and feminine genders wherever necessary or appropriate. When any matter is disclosed (a) in any Transaction Document (including any exhibit or schedule thereto), (b) any place in the Disclosure Schedule, or (c) , in the Company's Form 10-K for the year ended December 31,

         2003, any Form 8-K filed since the filing date of the Company's Form 10-K for the year ended December 31, 2003, the Proxy Statement for the 2004 Annual Meeting of Shareholders, the Forms 10-Q for the quarters ended March 31, 2004, June 30, 2004 or September 30, 2004, or all press releases issued after the filing of the Form 10-Q for the quarter ended September 30, 2004 and prior to the Closing Date, such matter shall be deemed to have been disclosed to all of the Holders for all purposes pursuant to all of the Transaction Documents. If any period of time for the performance under the Transaction Documents ends on a day that is not a Trading Day, such period of time shall be automatically extended to end at the end of the next succeeding Trading Day.


                              ********************

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.


Dated:  February 15, 2005

                          ALTAIR NANOTECHNOLOGIES INC.



                          By:___________________________________________________
                               Name:
                               Title:




                               NOTICE OF EXERCISE

To:      ALTAIR NANOTECHNOLOGIES INC.

         (1) The undersigned hereby elects to purchase ________ Warrant Shares of Altair Nanotechnologies Inc. pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

         Payment shall take the form of lawful money of the United States.

         (2) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

        _______________________________________________________


The Warrant Shares shall be delivered to the following:

        _______________________________________________________

        _______________________________________________________

       _______________________________________________________


         (3) Accredited Investor. The undersigned is an "accredited investor" as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

         (4) Investment Intent. The undersigned is acquiring the Warrant Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that the undersigned does not agree to hold any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act of 1933, as amended.




                                  [PURCHASER]


                                  By: __________________________________________
                                        Name:
                                        Title:

                                  Dated:  ______________________________________




                                 ASSIGNMENT FORM

                    (To assign the foregoing warrant, execute
                   this form and supply required information.
                 Do not use this form to exercise the warrant.)



         FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to


_______________________________________________ whose address is


________________________________________________________________________


________________________________________________________________________


                                                 Dated:  ______________, _______


                         Holder's Signature: ___________________________________

                         Holder's Address:______________________________________

                                          ______________________________________



Signature Guaranteed:  ___________________________________________


NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.